EXHIBIT 10.20

                            [FIBERCORE INC. GRAPHIC]


                               FIRST AMENDMENT TO
                         OPTICAL FIBER SUPPLY AGREEMENT


      THIS FIRST AMENDMENT TO OPTCAL FIBER SUPPLY AGREEMENT (this "First Amendment") is effective as of the 1st day of January, 2002 by and between OPTICAL CABLE CORPORATION of VIRGINIA, a Virginia Corporation ("OCC") and FIBERCORE, INC, a Nevada corporation, and its subsidiaries and affiliates (collectively, "FiberCore").


                              BACKGROUND STATEMENT
                              --------------------

      The parties hereto previously entered into an Optical Fiber Supply Agreement dated as of April 25, 2001 (the "Supply Agreement"), pursuant to which FiberCore agreed to supply and OCC agreed to purchase certain quantities of multimode and single-mode optical fiber during the term of the Supply Agreement. The parties now desire to modify and amend, in certain respects, the Supply Agreement, in order to evidence the agreement between the parties.


                             STATEMENT OF AGREEMENT
                             ----------------------

      NOW, THEREFORE, in consideration of the mutual premises contained herein, and other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, OCC and FiberCore hereby agree as follows:

1. Up to 10% of the multimode requirement for FY 2002 (6,000 km) may be rolled into FY 2003. Any amount rolled into FY2003 will be in addition to the FY 2003 requirements. Minimum multimode requirements are as follows based on Take or Pay percentage:
      FY 2002: 60,000 km (10% may be rolled into FY 2003)
      FY 2003: 60,000 km
      FY: 2004: 66,000 km

2. Single-mode fiber volumes (standard use) will be reduced by 50% for all three years. New minimum single-mode requirements are as follows based on Take or Pay percentage:
      FY 2002: 75,000km (10% may be rolled into FY 2003)
      FY 2003: 93,750 km
      FY 2004: 120,000 km
      Any amount rolled into FY2003 will be in addition to the FY 2003 requirements. In consideration of FiberCore reducing the originally contracted amounts of single-mode fiber for FY 2002 through 2004, OCC agrees to purchase 50% of its single-mode fiber requirements over and above the revised minimum quantities from FiberCore during this period.

      TAKE OR PAY TERMS: if OCC fails to purchase, on an annual basis, the minimum quantities of multimode and single-mode optical fiber as specified above for either FY 2002, 2003 or 2004, than OCC is required to pay FiberCore an amount equal to the "remaining dollar value" of the Agreement for such year. The term "remaining dollar value" shall equal the quantity of fiber set forth for the applicable year that is not purchased multiplied by the last price of such Product shipped by FiberCore to OCC. If OCC cancels any or all of this Agreement, they are required to pay FiberCore for the remaining amount of fiber (minimum quantities) on this Agreement at the last price paid for such Product(s).


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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first written above.




OPTICAL CABLE CORPORATION OF VIRGINIA

By:
      -------------------------------------
      Neil D. Wilkin
      Acting President and CFO

FIBERCORE, INC.

By:
      -------------------------------------
      Bob Sebesto
      Vice President, Sales & Marketing